                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                 AMENDMENT NO. 2 TO CURRENT REPORT ON FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): December 31, 1997
                                                 ------------------

                       Home Security International, Inc.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                      333-26399                98-0169495
----------------------------          -----------           -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File number)          Identification No.)


Level 7, 77 Pacific Highway
North Sydney, NSW Australia                             2060
--------------------------------------               ----------
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (011) (612) 9936-2424
                                                    ---------------------



             _____________________________________________________
          Former name or former address, if changed since last report

                                AMENDMENT NO. 2

     The undersigned registrant hereby amends the following portion of its Current Report on Form 8-K dated December 31, 1997 and filed January 15, 1998 as set forth below:

1.   Add Item 7(a) as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

               (a) Financial Statements of Business Acquired.


                            FAI FINANCE CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME

                                               Year Ended   Six Months Ended
                                                June 30        December 31
                                               ----------   ----------------
                                                  1997            1997
                                        NOTE      $US             $US
                                                               (Unaudited)
                                        ----   ----------   ----------------

Interest income - related party.......                  -                  -
                - other...............          6,399,516          4,068,408
Interest expenses - related party.....    11     (755,741)          (627,313)
                  - other.............         (1,170,662)          (566,196)
                                               ----------         ----------
Net interest income...................          4,473,113          2,874,899
Management fee income - related party.    11       61,675             22,349
                                               ----------         ----------
Operating revenues....................          4,534,788          2,897,248
General and administrative expenses...     4   (2,042,788)        (1,496,974)
Bad debts and allowance for losses....     2     (807,800)          (462,528)
                                               ----------         ----------
Income before taxes...................          1,684,200            937,746
Income tax expense....................    10     (580,205)          (335,587)
                                               ----------         ----------
Net income............................          1,103,995            602,159
                                               ==========         ==========

   The accompanying notes are an integral part of these financial statements

                            FAI FINANCE CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                          June 30     December 31
                                                           1997          1997
                                                  NOTE     $US           $US
                                                         ----------   -----------
                                                                      (Unaudited)
ASSETS
------

Cash and cash equivalents........................   5       211,096       273,276
Receivables                                         2
  Consumer loans.................................        34,488,681    36,909,168
  Business finance loans.........................         1,020,528       770,091
                                                         ----------    ----------
      Total receivables..........................        35,509,209    37,679,259
  Less: Allowance for losses of receivables......   2       550,974       648,994
                                                         ----------    ----------
      Net receivables............................        34,958,235    37,030,265
Prepaid expenses and other current assets........   6       684,198       385,916
Restricted Deposits.............................. 7,14      893,588       928,246
Plant and equipment, net.........................   8       343,050       465,109
Deferred income taxes............................  10       208,814       249,346
Intangibles......................................   9       296,440       252,295
                                                         ----------    ----------
     Total  assets...............................        37,595,421    39,584,453
                                                         ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Bank overdraft.................................         1,541,953             -
  Borrowing - Westpac Banking Corporation........  14    16,348,950    15,571,194
  Payables - trade...............................            84,793       203,039
  Accrued liabilities............................            43,141        52,957
  Income tax payable.............................             1,063       378,186
  Payables - related party.......................  11    17,445,050    20,987,040
                                                         ----------    ----------
     Total liabilities...........................        35,464,951    37,192,417
                                                         ==========    ==========

Shareholders' equity
  Common stock ($A1.00 value; 100,000 shares
    authorised; 50,002 shares outstanding)........           36,976        36,976
  Additional paid in capital.....................           335,592       335,592
  Foreign currency translation reserve...........           (64,101)     (404,694)
  Retained earnings..............................         1,822,003     2,424,162
                                                         ----------    ----------
     Total shareholders' equity..................         2,130,470     2,392,036
                                                         ----------    ----------
     Total liabilities and shareholders' equity..        37,595,421    39,584,453
                                                         ==========    ==========

   The accompanying notes are an integral part of these financial statements

                            FAI FINANCE CORPORATION
                      CONSOLIDATED STATEMENTS OF CASHFLOWS
                                  (Unaudited)

                                                       Year Ended   Six Months Ended
                                                         June 30       December 31
                                                       -----------   ----------------
                                                           1997           1997
                                                           $US            $US
                                                                       (Unaudited)
                                                       -----------   ----------------
Cashflow from operating activities
  Net income.........................................    1,103,995        602,159
  Adjustments to reconcile net income to net cash
      from Operating activities:
  Depreciation.......................................       55,318         54,785
  Amortization of goodwill...........................       35,020         44,145
  Deferred taxes and income tax payable..............     (613,974)       336,591
  Provision for losses on term loans receivable......      279,192         98,020
  (Increase)/decrease in operating assets:
  Prepaid expenses and other assets..................     (450,320)       298,282
  Increase/(decrease) in operating liabilities:
  Accounts payable...................................        7,443        118,246
  Accrued liabilities................................       12,306          9,816
                                                       -----------    -----------
Net cash provided by operating activities............      428,980      1,562,044
                                                       -----------    -----------
Cashflow from investing activities
  Additions to plant and equipment...................     (258,225)      (176,844)
  Term loans funded..................................  (38,119,265)   (19,073,438)
  Collection of principal............................   23,706,843     16,903,388
                                                       -----------    -----------
Net cash provided by/(used in) investing activities..  (14,670,647)    (2,346,894)
                                                       -----------    -----------
Cashflow from financing activities
  Net proceeds from (repayment of) borrowings........    4,286,914       (777,756)
  Increase/(decrease) in restricted deposits.........     (104,988)       (34,658)
  Receipts/(payments) from/(to) related parties......    8,679,306      3,201,397
  Increase/(decrease) in bank overdraft..............    1,530,134     (1,541,953)
                                                       -----------    -----------
Net cash provided by financing activities............   14,391,366        847,030
                                                       -----------    -----------
Net increase/(decrease) in cash held.................      149,699         62,180
                                                       -----------    -----------
Cash at the beginning of the financial period........       61,397        211,096
Effect of exchange rate change on cash held..........            -              -
                                                       -----------    -----------
Cash at the end of the financial period..............      211,096        273,276
                                                       ===========    ===========
Supplemental disclosure of cashflow information
Interest paid........................................      755,742        627,313
Income taxes paid....................................    1,200,788              -

   The accompanying notes are an integral part of these financial statements

                            FAI FINANCE CORPORATION
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                  (Unaudited)

                                  Capital Stock Issued
                                  ---------------------
                                  ($1 Australian dollar                 Foreign
                                        par value)        Additional    Currency        Retained          Total
                                  ---------------------    Paid-in     Translation      Earnings      Shareholders'
                                     Shares   Amount       Capital       Reserve     Unappropriated      Equity
                                               $US           $US           $US             $US             $US
                                     ---------------      ----------   -----------   --------------   -------------
BALANCE, JUNE 30, 1996               50,002   36,976        335,592            0         718,008        1,090,577
Foreign currency translation
  adjustment                                                             (64,101)                         (64,101)
Net income 1997                                                                        1,103,995        1,103,995
                                     ------   ------        -------     --------       ---------        ---------

BALANCE, JUNE 30, 1997               50,002   36,976        335,592      (64,101)      1,822,003        2,130,470
Foreign currency translation
  Adjustment                                                            (340,593)                        (340,593)
Net income July 1 -
December 31, 1997                                                                        602,159          602,159
                                     ------   ------        -------     --------       ---------        ---------

BALANCE, DECEMBER 31, 1997           50,002   36,976        335,592     (404,694)      2,424,162        2,392,036

   The accompanying notes are an integral part of these financial statements

                            FAI FINANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

a) Nature of Business -

     FAI Finance Corporation Pty Ltd was incorporated in New South Wales, Australia on October 15, 1991 and FAI Finance Corporation (NZ) Ltd was incorporated in Auckland, New Zealand on May 23, 1996.

     FAI Finance Corporation Pty Ltd and FAI Finance Corporation (NZ) Ltd, collectively "the Company" or "FAI Finance Corporation" is a consumer and business finance company operating in Australia and New Zealand. The main business activity of the Company is the sale and management of consumer, commercial and business finance products. Currently more than 80 percent of all consumer loans rise from Home Security International, Inc's ("HSI") distributor network in Australia and New Zealand.

b) Principles of Consolidation and Basis of Preparation -

     The consolidated financial statements comprise the accounts of FAI Finance Corporation Pty Limited and its controlled entity FAI Finance Corporation (NZ) Ltd and have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

     All intercompany accounts and transactions have been eliminated.

     The financial statements should be read in conjunction with the Form-8K for Home Security International, Inc filed on January 15, 1998.

c) Cash and Cash Equivalents -

     Cash equivalents consist of short-term investments with maturities of three months or less and are stated at cost, which approximates market.

d) Foreign Currencies -

     The consolidated financial statements of the Company are translated into US dollars to reflect the reporting currency of HSI. The assets and liabilities of the Company are translated at the balance sheet date exchange rate. The profit and loss items of the Company have been translated at the average exchange rates throughout each period. The resulting translation effects are reflected in shareholders' equity.

     The functional currency of FAI Finance Corporation Pty Limited is Australian dollars and the functional currency of FAI Finance Corporation (NZ) Ltd is New Zealand dollars.

e) Use of Estimates -

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences may be material to the financial statements.

f) Income Taxes -

     The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS No. 109 "Accounting for Income Taxes") which requires an asset and liability method of accounting for income taxes. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

g) Receivables -

     Receivables are presented net of unearned interest. Unearned interest is amortized to interest income using the effective interest method over the life of the related loan or commitment period.

h) Allowance for Losses -

     The allowance for losses of receivables is established through direct charges to income. The allowance for losses is determined by management after analysis of the current trend in the loan portfolio including charge offs, loan arrears and recoveries. The Company has adopted the policy of charging off receivables for which no loan installment has been received in the last six months.

i) Plant and Equipment -

     Plant and equipment are recorded at cost. Maintenance and repairs are expenses in the period to which they relate. Depreciation on plant and equipment is calculated using the straight-line method over the following estimated useful lives of the assets:

                                                  Years
                                                  -----
          Office equipment.......................  7.7
          Plant..................................   6
          Motor vehicles.........................  6.5
          Computer equipment.....................   4
          Leasehold improvements.................   6

j) Research and Development -

     The Company has no significant research and development activities.

k) Pension and Other Benefit Plans -

     The Company contributes to a pension plan on behalf of its employees. The pension plan is an accumulation fund and the Company has no liability to members under the plan. The Company has no other pension or other employment benefit plans.

l) Derivative Financial Instruments

     The Company uses derivatives as part of its asset/liability management to reduce its overall level of financial risk arising from normal business operations. The Company currently uses interest rate options to cap its interest expense on part of its external borrowings. The Company is not a trader in derivatives, and it has not used speculative derivative products for the purpose of generating earnings from changes in market conditions.

NOTE 2: LENDING ASSETS

Lending assets include receivables.

a) Diversification of Credit Risk -

The Company predominantly lends to consumers. There are no individual loans which exceed 5% of the lending assets at June 30, 1997 and December 31, 1997.

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

b) Contractual Maturity of Loan Receivables -

     The contractual maturities of the Company's receivables at December 31, 1997, are due as follows:

                                                           After
                                     1998        1999       2000       Total
                                     ----        ----      -----       -----

Consumer loans...............  18,383,785  14,820,307  3,705,076  36,909,168

Business finance Loans.......     539,064     231,027          -     770,091
                               ----------  ----------  ---------  ----------
     Business finance Loans..  18,922,849  15,051,334  3,705,076  37,679,259

     The average yield on the Company's receivables at December 31, 1997 was 22.46%pa.

c) Allowance for Losses -

     The change in the allowance for losses of receivables were as follows:

                                         Year Ended  Six Months Ended
                                          June 30,      December 31,
                                         ----------     (Unaudited)
                                           1997            1997
                                           $US             $US
                                         ----------  ----------------

Balance at the beginning of the year..    271,782         550,974
Provision for losses..................    279,192          98,020
                                          -------         -------
Balance at the end of the year........    550,974         648,994


     The Company maintains an allowance for losses of receivables based upon management's best estimate of future possible losses in the portfolio of receivables. Management's estimate is based upon current economic conditions, previous loss history, and knowledge of clients' financial position. Changes in these estimates could result in an increase in the reserves maintained.

d) Bad Debts and Allowance for Losses -

Bad debts and allowance for losses comprises:

                                    Year Ended  Six Months Ended
                                     June 30,     December 31,
                                    ----------    (Unaudited)
                                       1997           1997
                                       $US            $US
                                    ----------  ----------------

Increase in allowance for losses..    279,192        98,020
Bad debts charged off.............    528,608       364,508
                                      -------       -------
Total.............................    807,800       462,528

NOTE 3: LEGAL PROCEEDINGS

     The Company is party to a number of legal proceedings as plaintiff and defendant, all arising in the ordinary course of its business. Although the ultimate amount for which the Company may be held liable, if any, is not ascertainable, the Company believes that the amounts, if any, which may ultimately be funded or paid with respect to these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 4: GENERAL AND ADMINISTRATIVE EXPENSES

     The following table sets forth a summary of the major components of general and administrative expenses:

                                        Year Ended  Six Months Ended
                                         June 30,     December 31,
                                        ----------  ----------------
                                         (Audited)    (Unaudited)
                                            1997          1997
                                            $US           $US
                                        ----------  ----------------

Employee salaries.....................    836,372       617,389
Communications........................    315,020       253,350
Space costs...........................    104,812       107,320
Legal fees............................     81,337        51,372
Research information..................     99,591        68,043
Office expenses.......................    175,695       132,568
Bank charges..........................     72,081        59,599
Other.................................    357,880       207,332
                                        ---------     ---------
      Total...........................  2,042,788     1,496,974


NOTE 5: CASH

                                            June 30,  December 31,
                                            --------  (Unaudited)
                                              1997        1997
                                              $US         $US
                                            --------  ------------
Cash on hand..............................       373        646
Cash at bank..............................   210,723    272,629
                                             -------    -------
                                             211,096    273,276

NOTE 6: PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                            June 30,  December 31,
                                            --------  (Unaudited)
                                              1997        1997
                                              $US         $US
                                            --------  ------------

Prepayments................................   46,628     21,811
Sundry Debtors.............................  637,570    364,105
                                             -------    -------
                                             684,198    385,916

NOTE 7: RESTRICTED DEPOSITS

                                            June 30,  December 31,
                                            --------  (Unaudited)
                                              1997        1997
                                              $US         $US
                                            --------  ------------

Deposits - Westpac Banking Corporation....   893,588     928,246
                                             -------     -------
                                             893,588     928,246

     Access to the funds in this account is restricted in accordance with the Receivable Purchase Agreement entered into with Westpac Banking Corporation. Refer to Note 14.

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 8: PLANT AND EQUIPMENT

                                            June 30,  December 31,
                                            --------  (Unaudited)
                                              1997        1997
                                              $US         $US
                                            --------  ------------

Office equipment..........................   104,574    177,450
Plant.....................................    29,318     25,679
Motor Vehicles............................    47,210     79,261
Computer equipment........................   177,738    239,079
Leasehold improvements....................    68,582     82,797
Less: Accumulated depreciation............   (84,371)  (139,156)
                                             -------   --------
                                             343,050    465,109

NOTE 9: INTANGIBLES

                                            June 30,  December 31,
                                            --------  (Unaudited)
                                              1997        1997
                                              $US         $US
                                            --------  ------------

Initial goodwill on investment............   335,592    293,936
Amortization of goodwill..................   (39,152)   (41,641)
                                             -------    -------
                                             296,440    252,295

Goodwill represents the excess of the purchase price paid by the ultimate parent entity, FAI Insurances Limited, over the fair value of assets acquired when FAI General Insurance Company Limited acquired the shares in Secure Home Finance Pty Limited (later FAI Finance Corporation Pty Limited) from FAI Home Security Holdings Pty Limited on March 1, 1995. The goodwill associated with this acquisition has been pushed down to the Company and is being amortized over 20 years.

NOTE 10: INCOME TAX

     The actual income tax expense attributable to net income differed from the amounts computed by applying local federal tax rate to net income before taxes as a result of the following:

                                                   Year Ended  Six Months Ended
                                                    June 30,     December 31,
                                                   ----------  ----------------
                                                    (Audited)    (Unaudited)
                                                       1997          1997
                                                       $US           $US
                                                   ----------  ----------------

Expected income tax expense at statutory rates.....  591,684        324,949
Tax effect of permanent and other differences:
     Over provision for income tax in prior years..  (42,152)             -
     Non-deductible expenses and other items.......   24,336          7,782
     Amortisation of goodwill......................    6,337          2,856
                                                     -------        -------
                                                     580,205        335,587

The tax expense is split between:

Current............................................  710,273        408,317
Deferred........................................... (130,068)       (72,730)

     Tax losses have been purchased by the Company at June 30, 1997 from FAI Insurances Limited for $671,751. These were utilized during the financial year.

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

                                                                 June 30,  December 31,
                                                                 --------  (Unaudited)
                                                                  1997        1997
                                                                  $US         $US
                                                                 --------  ------------

Deferred tax assets are comprised of timing differences on:
   Provisions not currently deductible for tax purposes for:
        Doubtful debts..........................................  198,351     232,466
        Leave...................................................   15,530      18,911
        Other...................................................    4,389      14,636
                                                                  -------     -------
   Prepayments..................................................   (9,456)    (16,667)
                                                                  -------     -------
Net deferred tax asset..........................................  208,814     249,346

NOTE 11: RELATED PARTY TRANSACTIONS

FAI Home Security (NZ) Trust, FAI Home Security (NZ) Limited and FAI General Insurance Company Limited are related by the 50% holding of their ultimate parent entity, FAI Insurances Limited, in FAI Finance Corporation Pty Limited as at December 31, 1997.

Management fees charged to related parties are an allocation of overhead costs incurred by the relevant related entity. FAI Finance Corporation (NZ) Limited incurred costs to administer the FAI Home Security (NZ) Limited's New Zealand customer loans book.

                                                                  June 30,   December 31,
                                                                 ----------  (Unaudited)
                                                                    1997        1997
                                                                    $US         $US
                                                                 ----------  ------------
Amounts due to related party:

Non Current Liabilities
   FAI Insurances Limited.......................................           -   10,317,100
   FAI General Insurance Company Limited........................   7,511,515   10,343,791
   FAI Home Security (NZ) Trust.................................   9,546,227            -
   FAI Home Security (NZ) Ltd...................................     387,309      326,149
                                                                  ----------   ----------
                                                                  17,445,050   20,987,040

     The above loans are unsecured, bear interest at the Westpac Bank indicator rate and are repayable on demand, with the exception of the FAI Insurances Limited and FAI General Insurance Company Limited loans which are non-interest bearing and repayable on demand as at December 31, 1997. As from January 1, 1998 these two loans bear interest at the Westpac Bank indicator rate.

                                                                    June 30,   December 31,
                                                                   ----------  (Unaudited)
                                                                      1997        1997
                                                                      $US         $US
                                                                   ----------  ------------
Net income is stated after the following items:

Interest on loans paid by FAI Finance Corporation (NZ) Limited to:
   FAI Home Security (NZ) Trust....................................  714,176     462,572
   FAI Home Security (NZ) Limited..................................   41,565      34,502
Interest on loans paid by FAI Finance Corporation Pty Limited to:
   FAI Home Security (NZ) Trust....................................        -     130,239
Management fees received by FAI Finance Corporation (NZ) Limited
From:
   FAI Home Security (NZ) Limited..................................   61,676      22,349
Office rentals paid by FAI Finance Corporation Pty Limited to:
FAI General Insurance Company Limited..............................   51,535      49,673

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 12: FAIR VALUE DISCLOSURES

     Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information for certain financial instruments, for which it is practicable to estimate that value. Since there is no well established market for many of the Company's assets, fair values are estimated using present value and other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. These assumptions are inherently judgmental and changes in such assumptions could significantly affect fair value calculations. The derived fair value estimates may not be substantiated by comparison to independent markets and may not be realized in immediate liquidation of the instrument.

     For variable rate borrowings that reprice frequently, fair values were assumed to equal carrying values. The loans from FAI General Insurance Companies Limited and FAI General Insurances Limited were renegotiated as part of HSI's acquisition of a 50% interest in the Company. These loans bear interest from January 1, 1998, and as a consequence their carrying values approximate fair values.

     For fixed rate consumer and business loans, the fair values were assumed to equal carrying values as the market interest rates charged on the loans have not changed significantly since the loans were granted.

     Carrying values approximate fair values for all other financial instruments.

NOTE 13: SEGMENT INFORMATION

     The following table shows certain financial information by geographical region for the periods ended June 30,1997 and December 31,1997.

                                                   Year Ended  Six Months Ended
                                                    June 30,     December 31,
                                                   ----------  ----------------
                                                    (Audited)    (Unaudited)
                                                       1997          1997
                                                       $US           $US
                                                   ----------  ----------------

Net interest income:
     - Australia..................................  3,496,927      2,006,436
     - New Zealand................................    976,186        868,463
                                                    ---------      ---------
                                                    4,473,113      2,874,899

Operating revenues:
     - Australia..................................  3,496,927      2,006,436
     - New Zealand................................  1,037,861        890,812
                                                    ---------      ---------
                                                    4,534,788      2,897,248

Bad debts and provision for doubtful debts:
     - Australia..................................    454,123        243,189
     - New Zealand................................     53,659         66,377
                                                    ---------        -------
                                                      507,782        309,565

Net income:
     - Australia..................................    750,864        324,238
     - New Zealand................................    353,131        277,922
                                                    ---------        -------
                                                    1,103,995        602,159

                                                     June 30,    December 31,
                                                    ----------   (Unaudited)
                                                       1997         1997
                                                       $US          $US
                                                    ----------   ------------

Identifiable Assets
     - Australia..................................  27,251,057   27,967,276
     - New Zealand................................  10,344,364   11,617,178
                                                    ----------   ----------
                                                    37,595,421   39,584,453

                            FAI FINANCE CORPORATION
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 14: FINANCE FACILITIES

     On June 28, 1996, the Company entered into the Receivables Purchase Agreement with Westpac Banking Corporation ("Westpac"). Under this agreement, the Company has the right to sell eligible receivables to Westpac and undertakes to continue to service the receivables in exchange for a management fee.

     The Company also has the option to re-purchase the receivables at an amount determined by Westpac which is to take into account the outstanding principal on purchased loans and any outstanding obligations to Westpac under the agreement, including unpaid interest and facility fees.

     Under the Receivables Purchase Agreement, FAI General Insurance Company Limited must maintain a sub-ordinated loan with Westpac equal to the greater of $2,610,800 and 25% of the outstanding sold receivable in the first year or not less than 20% in subsequent years. The right of FAI General Insurance Company Limited to receive interest and principal repayments in respect of the loan are subject to Westpac's prior ranking as agreed between the parties. FAI General Insurance Company Limited has agreed to provide a sub-ordinated loan to Westpac to a maximum of $13,054,000.

     The Company is required to maintain a cash reserve account (restricted deposit) with Westpac, the balance of which is not less than the greater of $652,700 and 5% of the outstanding principal on sold receivables. Interest on the cash reserve account is only paid after the interest obligations under the Westpac loan and sub-ordinated loan have been met. The balance of the account is only available to the Company after all outstanding obligations to Westpac and the sub-ordinated loans have been met.

     The Company has not recognized the sales of receivables under the agreement as a sale for financial reporting purposes. The sales proceeds received from Westpac have been recognized as secured borrowing, and interest, program and line fees under the Westpac facility have been recognized as interest expense. Under the agreement the Company pays interest to Westpac at the Australian Bank Bill rate plus 2.0% pa. In addition, the Company pays program and line fees as agreed between the parties.

     The current limit of the facility provided by Westpac is $19,581,000 (utilized at December 31, 1997 - $15,571,194). The scheduled commitment termination date for the Receivables Purchase Agreement is the third anniversary of the date the agreement was entered into. This date may be extended at the sole discretion of Westpac on the second or any subsequent anniversary of the Agreement for a further period of one year. If the Company wants an extension of the scheduled commitment termination date it must give a written request to Westpac at least 60 days before the relevant anniversary. If Westpac agrees, it must give written notice to the Company not later than the day of the relevant anniversary.

     FAI Insurances Limited and FAI General Insurance Company Limited have agreed to each provide a loan of up to $10,000,000 to the Company to enable it to fund its financing activities. This facility is secured by the Company's shares.

NOTE 15: DERIVATIVES

     The Company has entered an interest rate collar with Westpac. Under the collar the Company has capped its interest payable on a notional borrowing of $19,560,000 at 13.5% pa, until 14 August 2001. The company has also set a floor on the same notional principal and maturity, at 6.03%pa.

Report of Independent Public Accountants


To the Board of Directors of FAI Finance Corporation Pty Limited:

We have audited the accompanying consolidated balance sheet of FAI Finance Corporation Pty Limited as of June 30, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in Australia, which are substantially similar to generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FAI Finance Corporation Pty Limited as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The consolidated financial statements of FAI Finance Corporation Pty Limited as of and for the six months ended December 31, 1997, which are presented solely for comparative purposes, were not audited by Independent Public Accountants.


/s/ Arthur Andersen
-------------------
    Arthur Andersen

Sydney, Australia
September 12, 1997

2.   Add Item 7(b)(1)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (b) Pro forma financial information.


                       HOME SECURITY INTERNATIONAL INC.
                  PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


                                 INTRODUCTION

     The unaudited proforma financial statements of Home Security International, Inc. (HSI) comprising the proforma statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 have been prepared in accordance with US generally accepted accounting principles (GAAP), based upon the consolidated statements of income of HSI for the six months ended December 31, 1997 and the consolidated statements of income of HSI for the year ended June 30, 1997. The unaudited proforma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 comprise the consolidated statement of income of HSI after giving effect to the pro forma adjustments described in the notes thereto as if the 50 percent acquisition of FAI Finance Corporation Pty Ltd, which occurred on December 31, 1997 had been in effect on July 1, 1996.

     The unaudited proforma statements of income do not purport to represent what the results of operations of HSI would actually have been if the events or transactions described above had in fact been in effect throughout the entire said periods or to project the results of operations of HSI for any future date or period.

     The unaudited proforma statements of income should be read in conjunction with the historical financial statements of HSI as found in the June 30, 1997 Form-10K, including the notes thereto, and other financial information included in Form S-1 filed for the Initial Public Offering.

                        HOME SECURITY INTERNATIONAL INC.
                   PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

 Unaudited pro forma Statement of Income for six months ended December 31, 1997

                                                  HSI
                                              Consolidated              Pro Forma                         Pro Forma
                                              (Unaudited)             Adjustments                       (Unaudited)
                                                  $US                     $US             Note              $US
                                              -------------           -----------         ----         -----------
Net sales                                        21,818,161                                             21,818,161
                                                -----------                                            -----------
Cost of sales - other                           (12,985,600)                                           (12,985,600)
                                                -----------                                            -----------
Gross profit                                      8,832,561                                              8,832,561
General and administrative expenses -
  third party                                    (5,127,206)                                            (5,127,206)
                                                -----------                                            -----------
Income from Operations                            3,705,355                                              3,705,355
Interest & non-operating income, net                230,610                                                230,610
Interest & non-operating income -
  related party, net                                                        (225,284)     (1)             (225,284)
                                                -----------                                            -----------
Income before income taxes and Equity in
  income of affiliated companies                  3,935,965                                              3,710,682
                                                -----------                                            -----------
Income tax expense                               (1,401,979)                  81,102      (2)           (1,320,877)
                                                -----------                                            -----------
Income before Equity in income of affiliated
  companies                                       2,533,986                                              2,389,805
Equity in income of affiliated companies                                     (38,454)     (3)              (38,454)
                                                -----------              -----------                   -----------
Net income (loss)                                 2,533,986                 (182,636)                    2,351,351
Proforma Number of Common Shares
 Outstanding                                                                                             5,100,000
Pro Forma Net Income per Common Share                                                                   $    0.457

-------------------------
(1) The purchase of FFC has been financed by a loan from FAI Insurances Limited of $7,016,525 which bears interest at a fixed rate of 7.75 percent per annum. The first instalment on the loan of $1,631,750 was paid on January 2, 1998. This adjustment represents the interest expense of $225,284 for the six months ended December 31, 1997, on the loan balance of $5,384,775 as if the 50 percent acquisition of FFC by the Company had taken place on July 1, 1996.
(2) The tax effect of the interest expenses. The taxation benefit has been calculated at the Australian rate of 36%.
(3) Represents equity in income of FFC for the six months ended December 31, 1997 as if the 50 percent acquisition of FFC by the Company had taken place on July 1, 1996.

(Unaudited pro forma reconciliation of Equity in income of affiliated companies for the six months ended December 31, 1997)

                                                    FFC
                                               Consolidated    Pro Forma     Pro Forma
                                               (Unaudited)    Adjustments   (Unaudited)
                                                    $US           $US          $US
                                               ------------   -----------   ----------

     Income before taxes                           937,746      (539,215)     398,531
     Income tax expense                           (335,587)      194,118     (141,469)
                                                  --------                   --------
     Net Income                                    602,159                    257,061

     50 percent equity in income of FFC                                       128,530
     Amortization of Goodwill                                                (166,984)
                                                                             --------
     Equity in income of affiliated companies                                 (38,454)

     The equity in income of FFC has been calculated on a proforma basis after adjusting for the inclusion of an interest expense on the loan balances due from FFC to FAI Insurances Limited and FAI General Insurance Company Limited. Prior to January 1, 1997 these loans were non interest bearing. Pro forma interest has been charged monthly in arrears at the historic Westpac Bank indicator rate.

     Equity in income of affiliated companies is calculated after amortization of goodwill of $6,186,490 arising from the acquisition of FFC on December 31, 1997. Goodwill has been amortized as if the acquisition of FFC had been in effect on July 1, 1996, over a period of 20 years. Amortization charge for the six months ended December 31, 1997 is $166,984.

                        HOME SECURITY INTERNATIONAL INC.
                   PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

      Unaudited pro forma Statement of Income for year ended June 30, 1997

                                                               International
                                                    HSI         9 months to      Pro Forma                   Pro Forma
                                                Consolidated   March 30, 1997   Adjustments                 (Unaudited)
                                                    $US             $US             $US          Note           $US
                                                ------------   --------------   -----------      ----      ------------

Net sales                                         33,464,595      1,397,997               0       (1)        34,862,592
                                                 -----------   ------------     -----------                 -----------
Cost of sales - related parties                   (3,647,376)                     3,647,376       (2)
              - others                           (20,626,411)      (770,155)                                (21,396,566)
                                                 -----------   ------------     -----------                 -----------
Gross profit                                       9,190,808        627,842       3,647,376                  13,466,026
General and administrative expenses --
  third party                                     (6,553,924)    (1,140,054)       (148,230)      (3)        (7,842,208)
General and administrative expenses --
  related party                                      500,608       (560,172)         59,564       (5)                 0
                                                 -----------   ------------     -----------                 -----------
Income from Operations                             3,137,492     (1,072,384)      3,558,710                   5,623,818
Interest & non-operating income, net                  88,530          6,514                                      95,044
Interest & non-operating income -
  related party, net                                 695,567       (290,997)       (904,380)    (4)(5)(6)      (499,810)
                                                 -----------   ------------     -----------                 -----------
Income before income taxes and Equity
  in income of affiliated companies                3,921,589     (1,356,867)      2,654,330                   5,219,052
                                                 -----------   ------------     -----------                 -----------
Income tax expense                                (1,629,973)                      (702,501)       (7)       (2,332,474)
                                                 -----------   ------------     -----------                 -----------
Income before Equity in income of
  affiliated companies                             2,291,616     (1,356,867)      1,951,829                   2,886,578
                                                 -----------   ------------     -----------                 -----------
Equity in income of affiliated companies                   0              0         (63,110)      (8)           (63,110)
                                                 -----------   ------------     -----------                 -----------
Net income (loss)                                  2,291,616     (1,356,867)      1,888,719                   2,823,468
Pro forma Number of Common Shares
  Outstanding                                                                                                 5,150,000
Pro Forma Net Income per Common Share                                                                        $    0.548

--------------------
(1) The consolidated financial statements of HSI include only the 3 months results of the Cooper International Group from April 1, 1997 to June 30, 1997. The remaining 9 months results (July 1, 1996 to March 31, 1997) of the year are included in this Pro Forma as if the International Operations had been acquired by HSI on July 1, 1996.
(2) Reversal of royalty expenses charged by the former parent, FAI Home Security Holdings Pty Limited of $3,647,376 for use of FAI name, as FAI Insurances Limited has agreed to provide the licence for no ongoing charge.
(3) Represents additional amortization of intangible assets of $148,230 to arrive at a full year amortization of $540,154 on goodwill of $10,803,072 for the purchase of the Australian operations prior to 1997 and the purchase of assets of the Cooper International Group using an amortization period over 20 years. This amortization period is consistent with the period used for similar assets acquired.
(4) Reversal of interest charge on loan with the former parent, FAI Home Security Holdings Pty Limited for $290,997 as the loan was not assumed by the company when it acquired the International Assets, as well as reversal of $60,046 interest charge incurred by FAI Home Security (NZ) Trust from FAI Finance Corporation (NZ) Limited. Similarly interest income, $755,613, on HSI's loan within the FAI Group will no longer be received following the Reorganization.
(5) Eliminate management fee paid by the Cooper International Group to the Group and management fee paid to FAI. In future, there will be no management fee paid to FAI and any management fees for the International Operations will be internal to HSI and will be eliminated upon consolidation.
(6) The purchase of FFC has been financed by a loan from FAI Insurances Limited of $7,016,525 which bears interest at a fixed rate of 7.75 percent per annum. The first instalment on the loan of $1,631,750 was paid on January 2, 1998. This adjustment represents the interest expense of $499,810 for the year ended June 30, 1997, on the loan balance of $5,384,775 as if the 50 percent acquisition of FFC by the Company had taken place on July 1, 1996.
(7) The tax effect on the royalty and interest income reversal from FAI Group and the interest expense on the FAI Insurances Limited loan. The interest charge reversal and amortization of intangible assets have no tax effect. Taxation expense has been calculated at the Australian tax rate of 36%.

                        HOME SECURITY INTERNATIONAL INC.
                   PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

(8) Represents equity in income of FFC for the six months ended December 31, 1997 as if the 50 percent acquisition of FFC by the Company had taken place on July 1, 1996.

(Unaudited pro forma reconciliation of Equity in income of affiliated companies for the year ended June 30, 1997)

                                                       FFC
                                                  Consolidated    Pro Forma     Pro Forma
                                                   (Unaudited)   Adjustments   (Unaudited)
                                                      $US            $US           $US
                                                  ------------   -----------   ----------

     Income before taxes                            1,684,200     (764,524)      919,676
     Income tax expense                              (580,205)     275,229      (304,976)
                                                    ---------                   --------
     Net Income                                     1,103,995                    614,700

     50 percent equity in income of FFC                                          307,350
     Amortization of Goodwill                                                   (370,460)
                                                                                --------
     Equity in income of affiliated companies                                    (63,110)

     The equity in income of affiliated companies has been calculated on a proforma basis after adjusting for the inclusion of interest expense on the loan balances due from FFC to FAI Insurances Limited and FAI General Insurance Company Limited. Prior to January 1, 1997 these loans were non interest bearing. Pro forma interest has been charged monthly in arrears at the historic Westpac Bank indicator rate.

     Equity in income of affiliated companies is calculated after amortization of goodwill of $6,186,490 arising from the acquisition of FFC on December 31, 1997. Goodwill has been amortized as if the acquisition of FFC had been in effect on July 1, 1996 over a period of 20 years. Amortization charge for the period is $370,460.

3. Add Item 7(b)(2) as follows:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

        (b) Pro forma financial information.


                            FAI FINANCE CORPORATION
                  PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


Introduction

     The unaudited proforma financial statements of the the Company comprising proforma statement of income for the six months ended December 31, 1997 and year ended June 30, 1997 have been prepared in accordance with US generally accepted accounting principles (GAAP), based upon the Consolidated statements of income of FAI Finance Corporation Pty Limited and FAI Finance Corporation (NZ) Ltd, after giving effect to the pro forma adjustments described in the notes thereto as if the 50 percent acquisition by Home Security International, Inc had been in effect on July 1, 1996.

     The unaudited proforma statements of income do not purport to represent what the results of operations of the Company would actually have been if the events or transactions described above had in fact been in effect throughout the entire said periods or to project the results of operations of the Company for any future date or period.

     The unaudited proforma statements of income should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, and other financial information included elsewhere in Form-8K.

                            FAI FINANCE CORPORATION
                  PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

 Unaudited proforma Statement of Income for the six months ended December 31,
                                     1997

                                                               Pro Forma
                                             FFC Consolidated  Adjustment                    Pro Forma
                                                   $US            $US            Notes         $US
                                                (Unaudited)    (Unaudited)                  (Unaudited)

Interest income - related parties                       -
                - others                        4,068,408                                    4,068,408
Interest expense - related parties               (627,313)      (539,215)         (1)       (1,166,528)
                 - others                        (566,196)                                    (566,196)
                                               ----------                                   ----------
Net interest income                             2,874,899                                    2,335,684
Management fee income - related party              22,349                                       22,349
                                               ----------                                   ----------
Operating revenues                              2,897,248                                    2,358,033
General and administrative expenses            (1,649,937)                                  (1,649,937)
Bad debts and allowances for losses              (309,565)                                    (309,565)
                                               ----------                                   ----------
Income before income taxes                        937,746                                      398,531
Income tax expense                               (335,587)       194,118          (2)         (141,469)
                                               ----------                                   ----------
Net Income                                        602,159                                      257,061

----------------

(1) Represents interest charges on loan balances due to FAI Insurances Limited, FAI General Insurance Company Limited and FAI Home Security Holdings Pty Limited which will bear interest at the Westpac indicator rate as of January 1, 1997. Prior to January 1, 1997 the above mentioned loans were non-interest bearing. The proforma interest has been charged monthly in arrears on loan balances at the historic Westpac Bank indicator rate.

(2) The tax effect of the interest charges. Taxation expense has been calculated at the Australian tax rate of 36%.

                            FAI FINANCE CORPORATION
                  PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

   Unaudited proforma Statement of Income for the year ended June 30 , 1997

                                                          Pro Forma
                                        FFC Consolidated  Adjustment               Pro Forma
                                              $US            $US         Notes        $US
                                          (Unaudited)                             (Unaudited)
Interest income - related parties                  -
                - others                   6,399,516                                6,399,516
Interest expense - related parties          (755,741)      (764,524)       (1)     (1,520,265)
                 - others                 (1,170,661)                              (1,170,661)
                                          ----------                               ----------
Net interest income                        4,473,114                                3,708,590
Management fee income - related party         61,675                                   61,675
                                          ----------                               ----------
Operating revenues                         4,534,789                                3,770,265

General and administrative expenses       (2,342,807)                              (2,342,807)

Bad debts and allowances for losses         (507,782)                                (507,782)
                                          ----------                               ----------
Income before income taxes                 1,684,200                                  919,676

Income tax expense                          (580,205)       275,229        (2)       (304,976)
                                          ----------                               ----------
Net Income                                 1,103,995                                  614,700
--------------

   (1) Represents interest charges on loan balances due to FAI Insurances Limited, FAI General Insurance Company Limited and FAI Home Security Holdings Pty Limited which will bear interest at the Westpac indicator rate as of January 1, 1997. Prior to January 1, 1997 the above mentioned loans were non-interest bearing. The proforma interest has been charged monthly in arrears on loan balances at the historic Westpac Bank indicator rate.

   (2) The tax effect of the interest charges. Taxation expense has been calculated at the Australian tax rate of 36%.

                       HOME SECURITY INTERNATIONAL, INC.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this 8-K report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              HOME SECURITY INTERNATIONAL, INC.


                              By:   /s/ Bradley D. Cooper
                                 ----------------------------------------
                                    Bradley D. Cooper
                                    Chairman and Chief Executive Officer
                                    (Principal Executive Officer)



                              By:   /s/ Mark Whitaker
                                 ----------------------------------------
                                    Mark Whitaker
                                    Vice President of Finance and Treasurer
                                    (Principal Financial and Accounting Officer)


Dated: March 15, 1998